SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 19, 2004

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-15472	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On November 19, 2004, the stockholders of Environmental Power Corporation (the “Registrant”) adopted and approved a Restated Certificate of Incorporation of the Registrant for the purpose of amending and restating the Registrant’s Certificate of Incorporation (i) to effect a one-for-seven reverse split (the “Reverse Split”) of the Registrant’s Common Stock, $0.01 par value per share (the “Common Stock”) and (ii) to reduce the number of shares of Common Stock which the Registrant is authorized to issue from 150,000,000 to 21,400,000. The Reverse Split will become effective at 5:00 p.m. on the date on which the Registrant files the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which is expected to be November 30, 2004 (the “Effective Time”). Upon the Effective Time, each seven shares of Common Stock outstanding and held of record by each stockholder of the Registrant (including treasury shares) immediately prior to the Effective Time will be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof.

As soon as practicable after the Effective Time, the Registrant will request that all stockholders return their stock certificates representing shares of old Common Stock outstanding on the Effective Time in exchange for certificates representing the number of whole shares of new Common Stock into which the shares of old Common Stock have been converted as a result of the Reverse Split. Each stockholder will receive a letter of transmittal from American Stock Transfer & Trust Company, the Registrant’s transfer agent containing instructions on how to exchange certificates. Stockholders should not destroy any stock certificates and should not submit their old certificates to the transfer agent until they receive these instructions. In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal. Stockholders whose shares are held by their stockbroker do not need to submit old certificates for exchange. These shares will automatically reflect the new quantity of shares based on the 7-for-1 exchange ratio of the Reverse Split. Beginning on the Effective Time, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole shares of new Common Stock into which the shares evidenced by the old certificates have been converted.

The Registrant will not issue fractional shares. In lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Reverse Split, the Registrant pay cash equal to such fractional share multiplied by the average of the closing price of the Common Stock as reported on the OTC Bulletin Board for the five trading days ending on the date immediately prior to the date on which the Effective Time occurs. Stockholders must complete the transmittal package described above, and return it to the transfer agent with their old stock certificates, in order to receive payment in respect of their fractional shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b)	Exhibits.

99.1	Press Release, dated November 22, 2004

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ R. Jeffrey Macartney
R. Jeffrey Macartney
Chief Financial Officer

Dated: November 19, 2004

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